EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated June 25, 2004, relating to the consolidated financial statements and the financial statement schedule, which appears in Tegal Corporation's Annual Report on Form 10-K for the year ended March 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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San Jose, California
October 8, 2004